EXHIBIT 28.2

                            AGREEMENT


     Reference is hereby made to that certain Fifth Restated and Amended Credit Agreement dated as of August 13, 1996, as amended by the First Amendment to Fifth RestaTed and Amended Credit Agreement dated as of August 27, 1996 (as so amended, the "Credit Agreement") among Pride Companies, L.P. ("Borrower"), Pride Refining, Inc., Pride SGP, Inc., Desulfur Partnership, Pride Marketing of Texas (Cedar Wind), Inc., and Pride Borger, Inc. (collectively, the "Guarantors"), NationsBank of Texas, N.A., a national banking association, as Agent ("Agent"), and Bank One, Texas, N.A. and NationsBank of Texas, N.A., as Lenders (sometimes collectively referred to herein as "Lenders" and each individually, a "Lender"). Capitalized terms used herein shall have the meanings given them in the Credit Agreement.

     Borrower has requested, and Agent and Lenders have agreed to amend the Credit Agreement for the purposes expressed herein.

     In consideration of the mutual covenants and agreements contained herein and in the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lenders, Agent, Borrower and Guarantors agree as follows:

     1.   Definitions.  The definition of "Maturity Date" in
Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

          "'Maturity Date' shall mean the earlier to occur of October 1, 1997 or the date of any Acceleration, provided that beginning on the Restructuring Trigger Date and at all times thereafter, the term 'Maturity Date' shall mean the earlier to occur of November 30, 1997, or the date of any Acceleration."

     2. Ratification of Documents. The Credit Agreement as hereby amended is ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to refer to this Agreement also. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement or any other Loan Documents.

     3. Loan Document. This Agreement is a Loan Document and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

     4. Counterparts. This Agreement may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of November 14, 1996.

                              PRIDE COMPANIES, L.P., a Delaware
                              limited partnership

                              By:  PRIDE REFINING, INC., a Texas
                                   corporation, Managing General
                                   Partner

                                   By:
                                      Brad Stephens
                                      Chief Executive Officer

                              PRIDE REFINING, INC.

                              By:
                                  Brad Stephens
                                  Chief Executive Officer

                              PRIDE SGP, INC.

                              By:
                                  Brad Stephens
                                  Chief Executive Officer

                              PRIDE MARKETING OF TEXAS (CEDAR
                              WIND), INC.

                              By:
                                  Brad Stephens
                                  President

                              DESULFUR PARTNERSHIP

                              By:  Pride Marketing of Texas (Cedar
                                   Wind), Inc., its General
                                   Partner

                              By:
                                  Brad Stephens
                                  President

                              PRIDE BORGER, INC.

                              By:
                                  Wayne Malone
                                  President

                              NATIONSBANK OF TEXAS, N.A., as agent

                              By:
                                  Jay T. Wampler
                                  Vice President

                              NATIONSBANK OF TEXAS, N.A.

                              By:
                                  Jay T. Wampler
                                  Vice President

                              BANK ONE, TEXAS, N.A.

                              By:
                                  Randall Durant
                                  Vice President


                      CONSENT AND AGREEMENT

     Each of Pride Refining, Pride SGP and Desulfur Partnership hereby consents to the provisions of this Agreement and the transactions contemplated herein, and hereby ratifies and confirms the Second Restated Guaranty Agreement dated as of August 13, 1996, made by it for the benefit of Lenders and Agent, and agrees that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.

                              PRIDE REFINING, INC.

                              By:
                                  Brad Stephens
                                  Chief Executive Officer

                              PRIDE SGP, INC.

                              By:
                                  Brad Stephens
                                  Chief Executive Officer

                              DESULFUR PARTNERSHIP

                              By:  Pride Marketing of Texas (Cedar
                                   Wind), Inc., its general
                                   partner

                              By:
                                  Brad Stephens
                                  President



                      CONSENT AND AGREEMENT

     Each of the undersigned hereby consents to the provisions of this Agreement and the transactions contemplated herein, and hereby ratifies and confirms the Restated Guaranty Agreement dated as of August 13, 1996, made by it for the benefit of Lenders and Agent, and agrees that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.

                              PRIDE MARKETING OF TEXAS (CEDAR
                              WIND), INC.

                              By:
                                  Brad Stephens
                                  President

                              PRIDE BORGER, INC.

                              By:
                                  Wayne Malone
                                  President